Exhibit 99.3

EXECUTION VERSION

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.,

PURCHASER,

and

German American Capital Corporation,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of August 1, 2019

Citigroup Commercial Mortgage Trust 2019-GC41
Commercial Mortgage Pass-Through Certificates, Series 2019-GC41

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of August 1, 2019, is between Citigroup Commercial Mortgage Securities Inc., a Delaware corporation, as purchaser (the “Purchaser”), and German American Capital Corporation, a Maryland corporation, as seller (the “Seller”).

Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between the Purchaser, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (the “Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which the Purchaser will transfer the Mortgage Loans (as defined herein), together with certain other commercial and multifamily mortgage loans (collectively, the “Other Loans”), to a trust fund and certificates representing ownership interests in the Mortgage Loans and the Other Loans will be issued by the trust fund (the “Trust Fund”). In exchange for the Mortgage Loans and the Other Loans, the Trust Fund will issue, to or at the direction of the Depositor, certificates to be known as Citigroup Commercial Mortgage Trust 2019-GC41, Commercial Mortgage Pass-Through Certificates, Series 2019-GC41 (collectively, the “Certificates”), and the Uncertificated VRR Interest. For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and “Mortgaged Properties” refers to the properties securing such Mortgage Loans; provided, however, that (i) with respect to the Mortgage Loan secured by the Mortgaged Property identified on Exhibit A to this Agreement as 30 Hudson Yards (the “30 Hudson Yards Mortgage Loan”), such Mortgage Loan is evidenced solely by notes A-1-C6 and A-1-C8, with an aggregate Cut-Off Date Balance of $70,000,000 and (ii) with respect to the Mortgage Loan secured by the Mortgaged Property identified on Exhibit A to this Agreement as Moffett Towers II Buildings 3 & 4 (the “Moffett Towers II Buildings 3 & 4 Mortgage Loan”), such Mortgage Loan is evidenced solely by note A-2-C, with a Cut-Off Date Balance of $43,175,000.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1        Sale and Conveyance of Mortgages; Possession of Mortgage File. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, representation or warranty (except as otherwise specifically set forth herein), subject to the rights of the holders of interests in any related Companion Loan, all of its right, title and interest in and to the Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received or receivable on or with respect to the Mortgage Loans after the Cut-Off Date (and, in any event, excluding payments of principal and interest and other amounts due and payable on the Mortgage Loans on or before the Cut-Off Date and excluding any Retained Defeasance Rights and Obligations with respect to the Mortgage Loans).

Upon the sale of the Mortgage Loans, the ownership of each related Note, the Seller’s interest in the related Mortgage represented by the Note and the other contents of the related Mortgage File (subject to the rights of the holders of interests in any related Companion Loan) will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan (other than those to be held by the holder of any related Companion Loan) prepared by or which come into the possession of the Seller shall (subject to the rights of the holders of interests in any related Companion Loan) immediately vest in the Purchaser and immediately thereafter the Trustee. In connection with the transfer pursuant to this Section 1 of any Mortgage Loan that is part of a Loan Combination, the Seller does hereby assign to the Purchaser all of its rights, title and interest (solely in its capacity as the holder of the subject Mortgage Loan) in, to and under the related Co-Lender Agreement (it being understood and agreed that the Seller does not assign any right, title or interest that it or any other party may have thereunder in its capacity as the holder of any related Companion Loan, if applicable). The Seller’s assignment of any Outside Serviced Mortgage Loan is subject to the terms and conditions of the applicable Outside Servicing Agreement and the related Co-Lender Agreement. The Purchaser will sell certain classes of the Certificates (the “Public Certificates”), excluding any classes of Certificates that comprise part of the Combined VRR Interest, to the underwriters (the “Underwriters”) specified in the Underwriting Agreement, dated as of August 5, 2019 (the “Underwriting Agreement”), between the Purchaser and the Underwriters, and the Purchaser will sell certain classes of the Certificates (the “Private Certificates”), excluding any classes of Certificates that comprise part of the Combined VRR Interest, to the initial purchasers (the “Initial Purchasers” and, collectively with the Underwriters, the “Dealers”) specified in the Purchase Agreement, dated as of August 5, 2019 (the “Certificate Purchase Agreement”), between the Purchaser and Initial Purchasers.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As the consideration for the Mortgage Loans, the Purchaser shall: (i) pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction that sum set forth in the funding schedule executed by the Seller and the Purchaser relating to the sale of the Mortgage Loans contemplated hereby (but subject to certain post-settlement adjustments for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Depositor and for which the Seller is specifically responsible); and (ii) in connection with a reduction in the cash purchase price paid hereunder, deliver or cause the delivery of Class VRR Certificates (registered in the name of Deutsche Bank AG, acting through its New York Branch (“DBNY”)) with a $8,930,000 initial aggregate Certificate Balance and representing approximately 20.0% of the Combined VRR Interest (by principal balance), to the Certificate Administrator to be held in the Retained Interest Safekeeping Account on behalf of DBNY in accordance with the Pooling and Servicing Agreement.

Consistent with the Vertical Credit Risk Retention Agreement, dated and effective as of August 5, 2019, by and between Citi Real Estate Funding Inc. (“CREFI”), DBNY, the Seller, Goldman Sachs Mortgage Company (“GSMC”), GS Bank and the Depositor, CREFI will be deemed to have acquired the Class VRR Certificates referred to in clause (ii) of the preceding paragraph from the Depositor and to have sold such Class VRR Certificates to DBNY.

The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2        Books and Records; Certain Funds Received After the Cut-Off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage (other than with respect to any Outside Serviced Mortgage Loan) and each Note shall be transferred to the Trustee subject to and in accordance with this Agreement. Any funds due after the Cut-Off Date in connection with a Mortgage Loan received by the Seller shall be held in trust on behalf of the Trustee (for the benefit of the Certificateholders) as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator. All scheduled payments of principal and interest due on or before the Cut-Off Date but collected after the Cut-Off Date, and all recoveries and payments of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as the sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes. Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes. The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

It is expressly agreed and understood that, notwithstanding the assignment of the Loan Documents, it is expressly intended that the Seller will receive the benefit of any securitization indemnification provisions in the Loan Documents.

SECTION 3        Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans as contemplated herein, to deliver to and deposit with (or to cause to be delivered to and deposited with) the Custodian (on behalf of the Trustee), with copies (other than with respect to an Outside Serviced Mortgage Loan) to be delivered to the Master Servicer, on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser, or contemplated to be delivered by the Seller (whether at the direction of the Purchaser or otherwise), to the Custodian and the Master Servicer, with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or other related Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations.

With respect to letters of credit (exclusive of those relating to an Outside Serviced Mortgage Loan), the Seller shall deliver to the Master Servicer, and the Pooling and Servicing

Agreement shall require the Master Servicer to hold, the original (or copy, if such original has been submitted by the Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trustee (in care of the Master Servicer) for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder, to the extent required in order for the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder in accordance with the applicable terms thereof and/or of the related Loan Documents)) and the Seller shall be deemed to have satisfied any such delivery requirements by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the Seller certifying that such document has been delivered to the Master Servicer or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to Section 2.01(b) of the Pooling and Servicing Agreement. If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder in accordance with the applicable terms thereof and/or of the related Loan Documents, the Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date. The Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder, and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder.

(b)               Except with respect to any Outside Serviced Mortgage Loan, the Seller shall deliver to and deposit with (or cause to be delivered to and deposited with) the Master Servicer within five (5) Business Days after the Closing Date: (i) a copy of the Mortgage File; (ii) all documents and records not otherwise required to be contained in the Mortgage File that (A) relate to the origination and/or servicing and administration of the Mortgage Loans and any related Serviced Companion Loan(s), (B) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any related asset summaries that were delivered to the Rating Agencies in connection with the rating of the Certificates, material notices related to tenant leases, and any related operating statements, financial statements, appraisals or similar reports) or any related Serviced Companion Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or any related Serviced Companion Loans or holders of interests therein, and (C) are in the possession or under the control of the Seller; and (iii) all unapplied Escrow Payments and reserve funds in the possession or under control of the Seller that relate to the Mortgage Loans and any related Serviced Companion Loans together with a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan or any related Serviced Companion Loan; provided that the Seller shall not be required to deliver any draft documents, privileged or other related Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations. Notwithstanding the foregoing, this Section 3(b) shall not apply to any Outside Serviced Mortgage Loan.

(c)                With respect to any Mortgage Loan secured by any Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any such related comfort letter to the Trustee for the benefit of the Certificateholders or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, the Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File) and the Master Servicer, and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master Servicer shall, as soon as reasonably practicable following receipt thereof, deliver the original of such replacement comfort letter, new document or acknowledgement, as applicable, to the Custodian for inclusion in the Mortgage File.

(d)               Notwithstanding anything to the contrary contained herein, with respect to each of the 30 Hudson Yards Mortgage Loan and the Moffett Towers II Buildings 3 & 4 Mortgage Loan, the obligations of each of the Seller and Goldman Sachs Mortgage Company (“GSMC”) to deliver a Mortgage Note to the Custodian shall be limited to delivery of only the Mortgage Note(s) held by such party to the Custodian. With respect to the 30 Hudson Yards Mortgage Loan and the Moffett Towers II Buildings 3 & 4 Mortgage Loan, the obligations of the Seller and GSMC to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of the Seller or GSMC may deliver one Mortgage File or one of any other document required to be delivered with respect to each of the 30 Hudson Yards Mortgage Loan and the Moffett Towers II Buildings 3 & 4 Mortgage Loan hereunder and such delivery shall satisfy such delivery requirements for each of the Seller and GSMC.

(e)                Contemporaneously with the execution of this Agreement by the Purchaser and the Seller, the Seller shall deliver a power of attorney substantially in the form of Exhibit G hereto to the Special Servicer, that permits the Special Servicer to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement actions by the Special Servicer on behalf of the Trust Fund.

SECTION 4        Treatment as a Security Agreement. Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-Off Date, all other payments made in respect of such Mortgage Loans after the Cut-Off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-Off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5        Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)                with respect to the Mortgage Loans (other than any Outside Serviced Mortgage Loan), it shall record and file, or cause a third party on its behalf to record and file, in the appropriate public recording office for real property records or UCC financing statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, and each related UCC-3 financing statement referred to in the definition of Mortgage File, in each case in favor of the Trustee, as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement. All out of pocket costs and expenses relating to the recordation or filing of such assignments of Assignment of Leases, assignments of Mortgage and financing statements shall be paid by (or caused to be paid by) the Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and the Seller shall record or file, or cause the recording or filing of, such substitute or corrected document or instrument, or with respect to any assignments that a third party on the Seller’s behalf has agreed to record or file as described in the Pooling and Servicing Agreement, the Seller shall deliver such substitute or corrected document or instrument to such third party (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)               as to each Mortgage Loan (except with respect to any Outside Serviced Mortgage Loan), if the Seller cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3), (6) (if recorded) and (15) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, it shall forward to the Custodian a copy of the original certified by the Seller or the title agent to be a true and complete copy of the original thereof submitted for recording. The Seller shall cause each assignment referred to in Section (5)(a) above that is recorded and the file copy of each UCC-3 assignment referred to in Section (5)(a) above to reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the Seller or its designee, in which case the Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Seller or its designee shall obtain and provide to the Custodian a certified copy of the recorded original. On a monthly basis, at the expense of the Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof;

(c)                it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans (other than any Outside Serviced Mortgage Loan) to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders and any Serviced Companion Loan Holder. Notwithstanding the foregoing, this Section 5(c) shall not apply with respect to any Outside Serviced Mortgage Loan;

(d)               the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement;

(e)                if (during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer) the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information (as such term is defined in the Indemnification Agreement) in (i) the prospectus dated August 5, 2019 relating to the Public Certificates, the annexes and exhibits thereto and any electronic media delivered therewith (collectively, the “Prospectus”), or (ii) the offering circular dated August 5, 2019 relating to the Private Certificates, the annexes and exhibits thereto and any electronic media delivered therewith (collectively, the “Offering Circular”; and the Prospectus and the Offering Circular, collectively, the “Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in the light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Dealers and the Depositor. If as a result of any such event the Dealers’ legal counsel determines that it is necessary to amend or supplement the Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a purchaser, not misleading, or to make the Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Dealers, such amendments or supplements to the Offering Documents as may be necessary so that the Seller Information in the Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law. (All capitalized terms used in this Section 5(e) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of August 5, 2019, between the Dealers, the Seller, CREFI and the Depositor (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”).) Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans or any changes in condition or circumstance of any Mortgaged Property, Mortgagor, guarantor or any of their Affiliates after the Closing Date in connection with its obligations under this Section 5(e);

(f)                for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall: (1) provide the Depositor and the Certificate Administrator with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K

Disclosure Information for which the Seller is responsible as indicated on Exhibit U, Exhibit V and Exhibit Z to the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement; provided that, in connection with providing Additional Form 10-K Disclosure and the Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by the Seller, the Purchaser shall provide the Seller with a list of all parties to the Pooling and Servicing Agreement and any other Servicing Function Participant; and (2) reasonably cooperate with each of the Depositor, the Master Servicer and the Certificate Administrator, upon the reasonable request of such party, by providing all Mortgage Loan related documents, data and information in the possession of the Seller at or prior to the Closing Date and on the date of such request and necessary for the ongoing compliance by the Depositor and the Trust with the requirements of Form 10-D with respect to Items 1111 and 1125 of Regulation AB; provided, that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis;

(g)               within sixty (60) days after the Closing Date, the Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File (including, if applicable, any additional documents that the Seller believes should be included to enable the Asset Representations Reviewer to perform an Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified) to the Designated Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor;

(h)               within sixty (60) days after the Closing Date, the Seller shall provide the Depositor (with a copy to each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Controlling Class Representative, the Asset Representations Reviewer and the Operating Advisor) with a certification by an authorized officer of the Seller, substantially in the form of Exhibit F to this Agreement, that the electronic copy of the Diligence File for each Mortgage Loan uploaded to the Designated Site contains all documents required under the definition of “Diligence File” and such Diligence Files are organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor, which such certification or copies thereof may be sent via email;

(i)                 upon written request of the Asset Representations Reviewer (in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for a Mortgage Loan that is a Delinquent Loan), the Seller shall provide to the Asset Representations Reviewer within ten (10) Business Days of receipt of such written request (which time period may be extended upon the mutual agreement of the Seller and the Asset Representations Reviewer), such documents requested by the Asset Representations Reviewer and in the possession of the Seller relating to each such Delinquent Loan to enable the Asset Representations Reviewer to complete any Test for each such Delinquent Loan, but only to the extent such documents are in the possession of the Seller; provided that the Seller shall not be required to provide any documents that are proprietary to the related originator or the Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis;

(j)                 upon the completion of an Asset Review with respect to each Mortgage Loan that is a Delinquent Loan and receipt by the Seller of a written invoice from the Asset Representations Reviewer, the Seller shall pay to the Asset Representations Reviewer, within forty-five (45) days after receipt of such written invoice, the Asset Representations Reviewer Asset Review Fee with respect to such Delinquent Loan as set forth in Section 11.02(b) of the Pooling and Servicing Agreement, subject to adjustment with respect to each of the 30 Hudson Yards Mortgage Loan and the Moffett Towers II Buildings 3 & 4 Mortgage Loan, as set forth in Section 11.02(b) of the Pooling and Servicing Agreement;

(k)               if the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the Seller shall have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the Test failure indicated in the Preliminary Asset Review Report. If the Seller elects to refute the Test failure indicated in the Preliminary Asset Review Report, the Seller shall provide to the Special Servicer and the Asset Representations Reviewer any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test;

(l)                 the Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to the resolution method;

(m)             the Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Seller to pay the fees described under Section 5(j) above within 90 days of written request by the Asset Representations Reviewer or (ii) any failure by the Seller to provide all documents required to be delivered by it pursuant to Sections 5(g) and 5(i) of this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within 60 days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement); and

(n)               with respect to any Mortgage Loan that is (or may become pursuant to the related Co-Lender Agreement) part of an Outside Serviced Loan Combination, (x) in the event that the Closing Date occurs on or prior to the closing date of the related Outside Securitization Trust (such event, the “Outside Securitization”), the Seller shall provide (or cause to be provided) to the Depositor (and counsel thereto) and the Certificate Administrator (i) written notice in a timely manner of (but no later than three (3) Business Days prior to) the closing date of such Outside Securitization, and (ii) no later than one (1) Business Day after the closing date of such Outside Securitization, a copy of the Outside Servicing Agreement in an EDGAR-compatible format, and (y) in the event that the Closing Date occurs after the closing date of the Outside Securitization, the Seller shall provide, or cause the Outside Depositor to provide, the Depositor (and counsel thereto) with a copy of the related Outside Servicing Agreement (together with any amendments thereto) in an EDGAR-compatible format by the later of (i) two (2) Business Days prior to the Closing Date and (ii) one (1) Business Day after the closing date of such Outside Securitization.

SECTION 6        Representations and Warranties.

(a)                The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

(i)                 The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)               Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

(iii)             The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)             There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)               The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)             No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller and those filings and recordings of Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date;

(vii)           The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

(viii)         The Seller is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of the Seller’s creditors.

(b)               The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)                 The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)               Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)             The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)             There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)               The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

(vi)             No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser; and

(vii)           The Purchaser has (i) prepared a report on Form ABS-15G under the Exchange Act (the “Form 15G”) that attaches the Accountant’s Third-Party Due Diligence Report (as defined herein) (a final draft of which Form 15G was provided to the Seller at least 5 business days before the first pricing date with respect to the Certificates); and (ii) furnished the Form 15G to the Commission (as defined herein) on EDGAR at least 5 business days before the first pricing date with respect to the Certificates as required by Rule 15Ga-2 under the Exchange Act.

(c)                The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Cut-Off Date or such other date set forth in Exhibit B to this Agreement, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)               Pursuant to the Pooling and Servicing Agreement, if (i) any party thereto (other than the Asset Representations Reviewer) discovers or receives notice alleging that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or discovers or receives notice alleging a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”) or (ii) the Special Servicer or the Purchaser receives a Repurchase Request, then such party is required to give prompt written notice thereof to the Seller.

(e)                Pursuant to the Pooling and Servicing Agreement, the Enforcing Servicer is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03 of the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the related Mortgage Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan to fail to be a Qualified Mortgage (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”; and a Material Breach and/or a Material Document Defect, as the case may be, shall constitute a “Material Defect”). If such Document Defect or Breach has been determined to be a Material Defect, then the Enforcing Servicer will be required to give prompt written notice thereof to the Seller, demanding that the Seller cure such Material Defect. Promptly upon becoming aware of any such Material Defect (including, without limitation, through a written notice given by any party to the Pooling and Servicing Agreement, as provided above if the Document Defect or Breach identified therein is a Material Defect), the Seller shall, not later than 90 days from the earlier of the Seller’s (x) discovery of, and (y) receipt of notice of and receipt of a demand to take action with respect to such Material Defect (or, in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days from any party discovering such Material Defect), cure the same in all material respects (which cure shall include payment of any losses and Additional Trust Fund Expenses associated therewith (including, if applicable, the amount of any fees of the Asset Representations Reviewer payable pursuant to Section 5(j) above attributable to the Asset Review of such Mortgage Loan)) or, if such Material Defect cannot be cured within such 90-day period, the Seller shall (before the end of such 90-day period) either: (i) repurchase the affected Mortgage Loan or any related REO Property (or the Trust Fund’s interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account; or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer, for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith; provided, however, that if (i) such Material Defect is capable of being cured but not within such 90-day period, (ii) such Material Defect is not related to any Mortgage Loan’s not being a Qualified Mortgage and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Defect within such 90-day period, then the Seller shall have an additional 90 days to complete such cure (or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above) it being understood and agreed that, in connection with the Seller’s receiving such additional 90-day period, the Seller shall deliver an Officer’s Certificate to the Trustee, the

Special Servicer and the Certificate Administrator setting forth the reasons such Material Defect is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Defect will be cured within such additional 90-day period; and provided, further, that, if any such Material Defect is still not cured after the initial 90-day period and any such additional 90-day period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect so long as the Seller certifies to the Trustee, the Special Servicer and the Certificate Administrator every 30 days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Material Defect with respect to a Mortgage Loan, it will notify the Purchaser. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-Off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and shall be required, under the Pooling and Servicing Agreement, to be remitted by the Master Servicer to the Seller promptly following receipt. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, that has been substituted shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 6(e) if the Mortgage Loan to be replaced was itself a Qualified Substitute Mortgage Loan that had replaced a prior Mortgage Loan, in which case, absent a cure (including by the making of a Loss of Value Payment pursuant to the following paragraph) of the relevant Material Defect, the affected Mortgage Loan will be required to be repurchased.

Notwithstanding the foregoing provisions of this Section 6(e), in lieu of the Seller performing its obligations with respect to any Material Defect as set forth in the preceding paragraph, to the extent that the Seller and the Enforcing Servicer (subject to the consent of the Controlling Class Representative so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Mortgage Loan) as provided in the Pooling and Servicing Agreement, are able to agree upon a cash payment payable by the Seller to the Purchaser or the Trust, as applicable, that would be deemed sufficient to compensate the Purchaser or the Trust, as applicable, for a Material Defect (a “Loss of Value Payment”), the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser or the Trust, as applicable; provided, that a Material Defect as a result of a Mortgage Loan not constituting a Qualified Mortgage, may not be cured by a Loss of Value Payment; and provided, further that the Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Special Servicer in respect of such Loss of Value Payment and the portion of fees of the Asset

Representations Reviewer attributable to any Asset Review of such Mortgage Loan (provided, however, that if the Breach relates to the 30 Hudson Yards Mortgage Loan or the Moffett Towers II Buildings 3 & 4 Mortgage Loan, the portion of fees of the Asset Representations Reviewer attributable to any Asset Review of the 30 Hudson Yards Mortgage Loan or the Moffett Towers II Buildings 3 & 4 Mortgage Loan, as applicable, shall be subject to adjustment as set forth in Section 11.02(b) of the Pooling and Servicing Agreement). Upon its making a Loss of Value Payment, the Seller shall be deemed to have cured the subject Material Defect in all respects. Provided that such Loss of Value Payment is made, this paragraph describes the sole remedy available to the Purchaser or the Trust, as applicable, and its assignees regarding any such Material Defect, and the Seller shall not be obligated to repurchase or replace the affected Mortgage Loan or otherwise cure such Material Defect. This paragraph is intended to apply only to a mutual agreement or settlement between the Seller and the Enforcing Servicer, provided that, prior to any such agreement or settlement, nothing in this paragraph shall preclude the Seller or the Enforcing Servicer, from exercising any of its rights related to a Material Defect in the manner and within the time frames set forth in the Pooling and Servicing Agreement or this Section 6(e) (excluding this paragraph) (including any right to cure, repurchase or substitute for a Mortgage Loan).

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Cross-Collateralized Group and (z) the applicable Document Defect or Breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Cross-Collateralized Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or Breach (as the case may be) shall be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless, in the case of such Breach or Document Defect, as applicable:

(A) the Seller (at its expense) delivers or causes to be delivered to the Trustee, the Master Servicer and the Special Servicer an Opinion of Counsel to the effect that such Seller’s repurchase or replacement of only those Mortgage Loans as to which a Material Defect has actually occurred without regard to the provisions of this paragraph (the “Affected Loan(s)”) and the operation of the remaining provisions of this Section 6(e) (i) will not cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes at any time that any Certificate is outstanding and (ii) will not result in the imposition of a tax upon either Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code); and

(B)  each of the following conditions would be satisfied if the Seller were to repurchase or replace only the Affected Loans and not the Other Crossed Loans:

(1)   the debt service coverage ratio for such Other Crossed Loan(s) (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of

(A) 0.10x below the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A to the Prospectus and (B) the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement;

(2)   the loan-to-value ratio for the Other Crossed Loans (excluding the Affected Loan(s)) is not greater than the greatest of (A) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A to the Prospectus plus 10%, (B) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) at the time of repurchase or replacement and (C) 75%; and

(3)   either (x) the exercise of remedies against the Primary Collateral of any Mortgage Loan in the Cross-Collateralized Group will not impair the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Cross-Collateralized Group or (y) the Loan Documents evidencing and securing the relevant Mortgage Loans have been modified in a manner that complies with this Agreement and the Pooling and Servicing Agreement and that removes any threat of impairment of the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Cross-Collateralized Group as a result of the exercise of remedies against the Primary Collateral of any Mortgage Loan in the Cross-Collateralized Group.

The determination of the Enforcing Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error on the Certificateholders, other parties to the Pooling and Servicing Agreement and the Seller. The Enforcing Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered, to the Enforcing Servicer an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (B)(2) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller and, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (such approval not to be unreasonably withheld in each case).

With respect to any Defective Mortgage Loan that forms a part of a Cross-Collateralized Group and as to which the conditions described in the second preceding paragraph are satisfied, such that the Trust Fund will continue to hold the Other Crossed Loans, the Seller and the Depositor agree to forbear from enforcing any remedies against the other’s Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Affected Loan(s) still held by the Trust Fund. If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the Primary Collateral securing the Affected Loan or the Other Crossed Loans, as the case may be, held by the other such party, then both parties shall forbear from exercising such remedies unless and until the Loan Documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with this Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Cross-Collateralized Group shall be allocated between such Mortgage Loans in accordance with the related Loan Documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The provisions of this paragraph shall be binding on all future holders of each Mortgage Loan that forms part of a Cross-Collateralized Group.

The Pooling and Servicing Agreement provides that, to the extent necessary and appropriate, the Master Servicer or Special Servicer, as applicable, will execute (pursuant to a limited power of attorney provided by the Trustee who will not be liable for any misuse of any such power of attorney by the Master Servicer or Special Servicer, as applicable, or any of its agents or subcontractors) the modification of the Loan Documents that complies with this Agreement to remove the threat of impairment of the ability of the Seller or the Trust Fund to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan(s) held by such party resulting from the exercise of remedies by the other such party. All costs and expenses incurred by the Trustee, the Special Servicer and the Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph and the first, second and third preceding paragraphs shall be advanced by the Master Servicer as provided for in Section 2.03(a) of the Pooling and Servicing Agreement, and such advances and interest thereon shall be included in the calculation of Purchase Price for the Affected Loan(s) to be repurchased or replaced.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8) and (18) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

Notwithstanding any provision of this Agreement, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan shall not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Seller shall not be obligated to repurchase such Mortgage Loan if (i) the affected Mortgaged Property(ies) may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property(ies) are, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the related Loan Documents and the Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Trust and (iii) each Rating Agency has provided a Rating Agency Confirmation.

With respect to any Outside Serviced Mortgage Loan, the Seller agrees that if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Outside Serviced Companion Loan included in the related Outside Securitization Trust, and such Outside Serviced Companion Loan is repurchased by or on behalf of such Seller (or other responsible repurchasing entity) from the related Outside Securitization Trust as a result of such “material document defect” (as such term or any analogous term is defined in such Outside Servicing Agreement), then the Seller shall repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related solely to the promissory note for such Outside Serviced Companion Loan.

(f)                In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity evidencing such repurchase or substitution, all portions of the Mortgage File (including, without limitation, the Servicing File) and other documents and all Escrow Payments and reserve funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing or substituting entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee, the Certificate Administrator and/or the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied. In the event a Qualified Substitute Mortgage Loan is substituted for a Defective Mortgage Loan by the Seller as contemplated by this Section 6, the Seller shall deliver to the Custodian the related Mortgage File and to the Master Servicer all Escrow Payments and reserve funds pertaining to such Qualified Substitute Mortgage Loan possessed by it and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 6, the Seller shall amend the Mortgage Loan Schedule to reflect the removal of any deleted Mortgage Loan and, if applicable, the substitution of the related Qualified Substitute Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement. Upon any substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan, such Qualified Substitute Mortgage Loan shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

(g)               The representations and warranties of the parties hereto shall survive the execution and delivery of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)               Each party hereto agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement. The Seller’s obligation to cure any Material Defect or to repurchase, or substitute for, or make a Loss of Value Payment with respect to, any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller’s representations or warranties contained in Section 6(c) of this Agreement or a Document Defect with respect to any Mortgage Loan.

(i)                 The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal (other than from the Depositor) or (iv) the Seller rejects or disputes any Repurchase Request. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan and the person making the Repurchase Request, (2) the date (x) such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request) or (y) any rejection or dispute of a Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator the Seller’s “Central Index Key” number assigned by the Securities and Exchange Commission (the “Commission”) and a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Commission under Rule 15Ga-1 under the Exchange Act with respect to the Mortgage Loans, on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no Rule 15Ga-1 Notice Provider will be required to provide information in a Rule 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines. In addition, the Seller hereby acknowledges that (i) any Rule 15Ga-1 Notice provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement by a Rule 15Ga-1 Notice Provider shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

Each party hereto agrees that the receipt of a Rule 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Defect.

Each party hereto agrees and acknowledges that, as of the date of this Agreement, the “Central Index Key” number of the Trust Fund is 0001783287.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

(j)                 The Seller hereby acknowledges and agrees that it and the Purchaser have engaged Ernst & Young LLP (the “Accounting Firm”) to perform “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the Mortgage Loans and to prepare one or more “third-party due diligence reports” (as defined in Rule 15Ga-2 under the Exchange Act) (collectively, the “Accountant’s Third-Party Due Diligence Report”) in connection therewith. The Seller hereby represents and warrants to, and covenants with, the Depositor that, except with respect to the Accounting Firm and the Accountant’s Third-Party Due Diligence Report, the Seller, as of the Closing Date, (A) has not obtained any “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act), and (B) has not retained any third party to engage in, and will not retain any third party to engage in, any activity that constitutes “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the Mortgage Loans, unless, in the case of the immediately preceding clause (B) and following the Closing Date, the Seller (i) provides prior written notice to the Depositor, (ii) requires the third-party due diligence provider to comply with its obligations under Section 15E(s)(4)(B) of, and Rule 17g-10 under, the Exchange Act (including with respect to the timely delivery to any applicable NRSRO and to the Depositor of a Form ABS Due Diligence-15E), and (iii) facilitates the Depositor’s compliance with Rule 17g-5(a)(3)(iii)(E) under the Exchange Act, with respect thereto. The Seller further represents and warrants that no portion of the Accountant’s Third-Party Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 6(j).

(k)               The Seller further represents and warrants that, with respect to any Mortgage Loan that is, or that at any time that any Certificate is outstanding becomes, part of an

Outside Serviced Loan Combination (and for which the depositor under the Outside Servicing Agreement is not the Purchaser), the related Outside Servicing Agreement contains, or at the time such Outside Servicing Agreement is executed and delivered will contain, terms and provisions (or, to the extent specified on Exhibit E to this Agreement, the related Co-Lender Agreement contains terms and provisions) that are designed to comply in all material respects with the provisions set forth on Exhibit E to this Agreement. The Seller further represents and warrants that, with respect to any Mortgage Loan that is, or that at any time that any Certificate is outstanding becomes, part of an Outside Serviced Loan Combination (and for which the depositor under the Outside Servicing Agreement is the Purchaser), the related Co-Lender Agreement does not contain any terms or provisions that conflict with (or that will conflict with) any terms or provisions in the related Outside Servicing Agreement that are designed to comply in all material respects with the provisions set forth on Exhibit E to this Agreement.

SECTION 7        Review of Mortgage File. The parties hereto acknowledge that the Custodian will be required to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8        Conditions to Closing. The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the consideration for the Mortgage Loans as contemplated by Section 1 of this Agreement. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)                Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by the Seller substantially in the form of Exhibit D to this Agreement.

(b)               The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)                The Purchaser shall have received the following additional closing documents:

(i)                 copies of the Seller’s Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

(ii)               a certificate as of a recent date of the Secretary of State of the State of Maryland to the effect that the Seller is duly organized, existing and in good standing in the State of Maryland;

(iii)             an officer’s certificate of the Seller in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency;

(iv)             an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency; and

(v)               a letter from counsel of the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the agreed upon sections of the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular or the Final Offering Circular (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date (or, in the case of the Preliminary Prospectus or the Preliminary Offering Circular, solely as of the time of sale) contained or contain, as applicable, with respect to the Seller Information, any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein relating to the Seller Information, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information in the Prospectus appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(d)               The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)                The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)                The Seller shall furnish the Purchaser, the Underwriters and the Initial Purchasers with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

(g)               An officer of the Seller (i) prior to the delivery of the Preliminary Prospectus to investors, shall have delivered to the Depositor for the benefit of the Chief Executive Officer of the Depositor a sub-certification (the “Preliminary Mortgage Loan Seller Sub-Certification”) to the certification provided by the Chief Executive Officer of the Depositor to the Commission pursuant to the requirements of the Commission’s Form SF-3; and (ii) prior to the delivery of the Prospectus to investors, shall have delivered to the Depositor for the benefit of the Chief Executive Officer of the Depositor a sub-certification (the “Mortgage Loan Seller Sub-Certification”) to the certification provided by the Chief Executive Officer of the Depositor to the Commission pursuant to the requirements of the Commission’s Form SF-3.

SECTION 9      Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.

SECTION 10    Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-Off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-Off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Preliminary Prospectus, the Prospectus, the Preliminary Offering Circular, the Final Offering Circular and any related disclosure for the initial Form 8-K, including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement (as such term is defined in the Indemnification Agreement), Preliminary Prospectus, Prospectus, Preliminary Offering Circular and Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Preliminary Prospectus, Prospectus, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP as counsel to the Depositor; and (x) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Underwriters and the Initial Purchasers.

If the Seller elects to exercise its rights under Section 12.14 of the Pooling and Servicing Agreement, then the Seller shall pay the reasonable costs and expenses (if any) of the Depositor, Master Servicer, Special Servicer and Trustee resulting from such parties’ obligations to cooperate with the Seller under Section 12.14 of the Pooling and Servicing Agreement.

SECTION 11    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13    Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14    Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 15    No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 6 and Section 16.

SECTION 16    Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders. The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their respective permitted successors and assigns. Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the

Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee, but shall not be further assigned by the Trustee to any Person.

SECTION 17    Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by fax transmission or electronic mail and confirmed to it at (A) Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 6th Floor, New York, New York 10013, to the attention of Richard Simpson, fax number: (646) 328-2943, (B) Citigroup Commercial Mortgage Securities Inc., 390 Greenwich Street, 5th Floor, New York, New York 10013, to the attention of Raul Orozco, fax number: (347) 394-0898, and (C) Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 17th Floor, New York, New York 10013, to the attention of Ryan M. O’Connor, fax number: (646) 862-8988, and with electronic copies emailed to Richard Simpson at richard.simpson@citi.com and to Ryan M. O’Connor at ryan.m.oconnor@citi.com, (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by fax transmission or electronic mail and confirmed to it at German American Capital Corporation, 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with a copy by electronic mail to lainie.kaye@db.com and to cmbs.requests@db.com, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 18    Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or to any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19    Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

SECTION 20    Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21    No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

SECTION 22    Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23    Further Assurances. The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

SECTION 24    Recognition of U.S. Special Resolution Regimes.

(a)                In the event a Covered Party (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States.

(b)               In the event that a Covered Party or any BHC Affiliate (as defined below) of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) with respect to this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)                For the purposes of this Section 24, the following definitions apply:

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 12 C.F.R. § 47.2 or 12 C.F.R. § 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
By:	/s/ Richard W. Simpson Name: Richard W. Simpson Title: President

CGCMT 2019-GC41 – GACC Mortgage Loan Purchase Agreement

german american capital corporation
By:	/s/ Matt Smith Name: Matt Smith Title: Director
By:	/s/ Natalie Grainger Name: Natalie Grainger Title: Director

CGCMT 2019-GC41 – GACC Mortgage Loan Purchase Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

CGCMT 2019-GC41 Mortgage Loan Schedule - German American Capital Corporation

																									Serviced Companion Loan		Serviced Companion Loan
										Remaining		Remaining						Crossed With							Remaining		Remaining	Serviced Companion Loan
Loan							Cut-Off Date		Mortgage	Term To		Amortization Term	Master Servicing	Primary Servicing	Subservicing	Outside Servicing	Mortgage	Other Loans	ARD	ARD Mortgage Loan Final	ARD	Serviced Companion Loan	Serviced Companion Loan	Serviced Companion Loan	Term To	Serviced Companion Loan	Amortization Term	Servicing
Number	Footnotes	Property Name	Address	City	State	Zip Code	Balance ($)	Flood Zone	Rate	Maturity / ARD (Mos.)	Maturity Date / ARD	(Mos.)	Fee Rate (%)	Fee Rate (%)	Fee Rate (%)	Fee Rate (%)	Loan Seller	(Crossed Group)	(Yes/No)	Maturity Date	Revised Rate	Flag	Cut-Off Date Balance ($)	Interest Rate	Maturity / ARD	Maturity Date / ARD	(Mos.)	Fee Rate (%)
1	(1)	30 Hudson Yards	530 West 33rd Street	New York	New York	10001	70,000,000.00	Yes - AE	3.11000%	119	7/6/2029	0	0.00125%	0.00000%	NAP	0.00125%	GACC, GSMC	No	No
5		Post Ranch Inn	47900 Highway 1	Big Sur	California	93920	60,000,000.00	No	3.29000%	120	8/6/2029	0	0.00125%	0.00125%	NAP	NAP	GACC	No	Yes	8/6/2034
7	(2)	Moffett Towers II Buildings 3 & 4	1190 Discovery Way and 900 5th Avenue	Sunnyvale	California	94089	43,175,000.00	No	3.76386%	119	7/6/2029	0	0.00125%	0.00000%	NAP	0.00125%	GSMC, GACC	No	Yes	6/6/2034
9		Delong Self Storage	41-06 Delong Street	Flushing	New York	11355	54,300,000.00	Yes - B,X	4.17500%	119	7/6/2029	0	0.00125%	0.00125%	NAP	NAP	GACC	No	No
15	(3)	Wind Creek Leased Fee	77 Sands Boulevard	Bethlehem	Pennsylvania	18015	45,000,000.00	No	4.38000%	120	8/6/2029	420	0.00125%	0.00125%	NAP	NAP	GACC	No	No			Yes - Servicing Shift	101,600,000.00	4.38000%	120	8/6/2029	420	0.00125%
17		CIRE Equity Retail & Industrial Portfolio					27,160,000.00	Various	4.13900%	118	6/6/2029	0	0.00125%	0.00000%	NAP	0.00895%	GACC	No	No
17.01		Wood Village Town Center	22557 Northeast Park Lane	Wood Village	Oregon	97060		No
17.02		Pecan Promenade	2735-2755 South 99th Avenue & 9820-9870 West Lower Buckeye Road	Tolleson	Arizona	85353		No
17.03		Valley Plaza	3115 South McClintock Drive	Tempe	Arizona	85282		No
17.04		Pear Tree	504 East Perkins Street	Ukiah	California	95482		No
17.05		Glendale Market Square	5840, 5870, 5880, 5890 West Bell Road & 17045 North 59th Avenue	Glendale	Arizona	85308		No
17.06		Central Park Shopping Center	7425-7719 East Iliff Avenue; 2150 South Quebec Street	Denver	Colorado	80231		No
17.07		Val Vista Towne Center	1395-1505 East Warner Road	Gilbert	Arizona	85296		No
17.08		2641 Hall Ave - Riverside, CA	2641 Hall Avenue	Riverside	California	92509		No
17.09		606 W Troy - Indianapolis, IN	606 West Troy Avenue	Indianapolis	Indiana	46225		Yes - AE
17.10		Homeland - Bartow, FL	5700 US Highway 17 South	Bartow	Florida	33830		No
17.11		2621 Hall Ave - Riverside, CA	2621 Hall Avenue	Riverside	California	92509		No
18		Townhomes with a View	7602 & 9840 Southeast Talbert Street	Clackamas	Oregon	97015	26,000,000.00	No	4.40000%	119	7/6/2029	360	0.00125%	0.00125%	NAP	NAP	GACC	No	No
21		Burbank Collection	250 North First Street	Burbank	California	91502	19,900,000.00	No	3.85000%	120	8/6/2029	360	0.00125%	0.00125%	NAP	NAP	GACC	No	No
22		Comcast Building Tucson	4690 North Oracle Road	Tucson	Arizona	85705	19,600,000.00	No	4.85000%	118	6/6/2029	360	0.00125%	0.00125%	NAP	NAP	GACC	No	No
38		Powell Court Apartments	16916 Southeast Powell Boulevard	Portland	Oregon	97236	8,200,000.00	No	4.94000%	119	7/6/2029	0	0.00125%	0.00125%	NAP	NAP	GACC	No	No
39		Floridian Hotel & Suites	7531 Canada Avenue	Orlando	Florida	32819	7,292,058.89	No	4.90000%	119	7/6/2029	359	0.00125%	0.00125%	NAP	NAP	GACC	No	No
41		Fleming Island Business Park	1845 Town Center Boulevard	Fleming Island	Florida	32003	6,500,000.00	No	4.55000%	120	8/6/2029	360	0.00125%	0.00125%	NAP	NAP	GACC	No	No

(1)	The Cut-Off Date Balance of $70,000,000 represents the notes A-1-C6 and A-1-C8 portion of a mortgage loan (the “30 Hudson Yard Mortgage Loan”) that will be contributed to the Trust on the Closing Date jointly by German American Capital Corporation (with respect to notes A-1-C6 and A-1-C8) and Goldman Sachs Mortgage Company (with respect to note A-2-C2).
(2)	The Cut-Off Date Balance of $43,175,000 represents the note A-2-C portion of a mortgage loan (the “Moffett Towers II Buildings 3 & 4 Mortgage Loan”) that will be contributed to the Trust on the Closing Date jointly by German American Capital Corporation (with respect to notes A-2-C) and Goldman Sachs Mortgage Company (with respect to note A-3-C).
(3)	With respect to the Wind Creek Leased Fee mortgage loan, from and after the related Servicing Shift Date, the Primary Servicing Fee Rate (%) shall be 0.00000%, the Outside Servicing Fee Rate (%) shall be 0.00125% and the Serviced Companion Loan Servicing Fee Rate (%) shall be 0.00000%.

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).
Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.
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(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Seller on or after July 23, 2019.
(5)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the related Other Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the seller of the note which is contributed to the related Other Securitization Trust or its designee providing notice of the transfer of such note to the related Other Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Seller or its designee (except in the case of an Outside Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of an Outside Serviced Mortgage Loan, the Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
(6)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid
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and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth on Exhibit C (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-Off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.
(7)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Loan Combination or is part of a Loan Combination that is cross-collateralized and cross-defaulted with another Loan Combination (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted

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with such Crossed Mortgage Loan or with the Loan Combination of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.
(8)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-Off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth on Exhibit B-30-1, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.
(9)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Loan Combination, subject to the related Assignment of Leases constituting security for the entire Loan Combination), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the related Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
(10)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any
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non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.
(11)	Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-Off Date.
An	engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-Off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.
(12)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(13)	Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-Off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-Off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(14)	Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-Off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or
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Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.
(15)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to the Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the Purchaser or servicer for the related Other Securitization Trust).
(16)	No Holdbacks. The Stated Principal Balance as of the Cut-Off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Seller to merit such holdback).
(17)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the related Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.
“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (i) of
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the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.
Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).
If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.
If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.
Each Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.
An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as
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applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.
The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.
All premiums on all insurance policies referred to in this section required to be paid as of the Cut-Off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the related general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.
(18)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the related Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.
(19)	No Encroachments. To the Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked
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up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.
(20)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Mortgage Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.
(21)	REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment
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premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.
(22)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(23)	Authorized to do Business. To the extent required under applicable law, as of the Cut-Off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.
(24)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
(25)	Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-Off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.
(26)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its
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operation of the related Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(27)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the related Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the related Mortgage Loan will become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.
(28)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the
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Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the related Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the related Mortgage Loan (or Loan Combination, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.
In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the related Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the related Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the related Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, as applicable).
No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.
(29)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.
(30)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the related Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-Off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages
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related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Exhibit C; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) herein or the exceptions thereto set forth on Exhibit C, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Exhibit B-30-1, or future permitted mezzanine debt as set forth on Exhibit B-30-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan that is identified herein as set forth on Exhibit B-30-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.
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(32)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the related Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-Off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-Off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-Off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
(33)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the related Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the related Mortgage Loan is an ARD Mortgage Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the related Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of such Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating
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confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(34)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Mortgage Loan and situations where default interest is imposed.
(35)	Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.
With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:
(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
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(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the related Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the related Mortgage Loan and its successors and assigns without the consent of the lessor;
(f)	The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;
(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the related Mortgage Loan, together with any accrued interest;
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(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the related Mortgage Loan, together with any accrued interest; and
(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(36)	Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(37)	Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.
(38)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the related Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit B. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.
(39)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-Off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
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(40)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)
(41)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.
(42)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12
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months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
(43)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-Off Date and contains all information required by this Agreement to be contained therein.
(44)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Loan Combination, any other mortgage loan that is part of such Loan Combination and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Loan Combination that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Loan Combination of which such Mortgage Loan is a part.
(45)	Advance of Funds by the Seller. After origination, no advance of funds has been made by the Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.
(46)	Compliance with Anti-Money Laundering Laws. The Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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Exhibit B-30-1

List of Mortgage Loans with Current Mezzanine Debt

Loan No.	Mortgage Loan
7	Moffett Towers II Buildings 3 & 4

Exhibit B-30-2

List of Mortgage Loans with Future Permitted Mezzanine Debt

Loan No.	Mortgage Loan
5	Post Ranch Inn
18	Townhomes with a View

Exhibit B-30-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

None

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Representation	Mortgage Loan	Description of Exception
(6) Liens; Valid Assignment	Moffett Towers II Buildings 3 & 4 (Loan No. 7)	Facebook, the sole tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property if the landlord receives an offer to purchase the Mortgaged Property from a “Facebook Competitor”. Pursuant to the tenant’s lease, a Facebook Competitor is currently defined as (i) Alphabet Inc., (ii) Amazon, Inc., (iii) Apple Inc. and (iv) Microsoft Corporation. This list of Facebook Competitors may be updated once each calendar year; provided that (a) the list of Facebook Competitors may only provide up to four (4) entities at any time and (b) those entities must be in a similar industry which offers a similar product or service as the sole tenant. The sole tenant will not have any right of first refusal with respect to (a) a sale of the Mortgaged Property through a judicial or nonjudicial foreclosure, trustee’s sale, receiver’s sale, or other action or proceeding pursuant to the deed of trust, or by deed in lieu thereof or (b) a sale to any party other than a Facebook Competitor. However, the right of first refusal would apply to subsequent transfers.
(7) Permitted Liens; Title Insurance	30 Hudson Yards (Loan No. 1)	The Mortgaged Property is encumbered by three PILOT mortgages, in the maximum aggregate amount of $547,760,000, which secure the Mortgagor’s obligation to pay the PILOT payments under a sublease with The New York City Industrial Development Agency. The PILOT mortgages are senior in priority to the Mortgage.
C-1

Representation	Mortgage Loan	Description of Exception
(7) Permitted Liens; Title Insurance	Wind Creek Leased Fee (Loan No. 15)

The sole tenant of the Mortgaged Property has a right of first offer to purchase the Mortgaged Property. Such right of first offer does not apply to a transfer or sale of the Mortgaged Property in connection with a foreclosure by a mortgagee of the Mortgaged Property.

In addition, in the event that the borrower fails to comply with certain covenants relating to the gaming license of the sole tenant at the Mortgaged Property, and fails to timely cure such breach, the sole tenant may require the borrower to sell its interest in the land prior to or on the date so required by the applicable gaming authorities, and the tenant shall have a right of first offer to purchase the Mortgaged Property.

(9) Assignment of Leases, Rents and Profits	30 Hudson Yards (Loan No. 1)	The three PILOT mortgages contain assignments of leases and rents that are senior to the Assignment of Leases and Rents with respect to the Mortgage Loan.
(11) Condition of Property	Wind Creek Leased Fee (Loan No. 15)	An engineering report or property condition report was not prepared in connection with the origination of the Mortgage Loan.
(13) Condemnation	CIRE Equity Retail & Industrial Portfolio (Loan No. 17)	The Mortgagor has received a Letter of Intent to Acquire from Arapahoe County (the “County”) notifying it of the County’s desire to expand the public roadway adjacent to a portion of the Central Park Shopping Center Mortgaged Property for purpose of improving traffic flow.
C-2

Representation	Mortgage Loan	Description of Exception
(14) Actions Concerning Mortgage Loans	Comcast Building Tucson (Loan No. 22)	The non-recourse carveout guarantor, Daniel Gryfe, is currently subject to pending litigation in the Ontario Superior Court of Justice, in which Hagshama Fund Limited Partnership 1 (“Hagshama”), brought an action against the guarantor and several entities he owns and controls for approximately CAD$2,185,359 (approximately $1,676,986 in U.S. dollars as of July 12, 2019) on a breach of contract claim in connection with a joint venture partnership entered into by the guarantor and Hagshama in or about February, 2013 to invest in a number of real estate ventures in Canada, including the property which is the subject of the said litigation. The guarantor denies Hagshama’s claims and has filed a countersuit for an amount of approximately CAD$2,500,000 (approximately $1,918,329 in U.S. dollars as of July 12, 2019) for damages he has suffered as a result of his dealings with Hagshama. An adverse determination in such case could result in the failure of the guarantor to satisfy its net worth and liquidity covenants under the non-recourse carveout guaranty, and could adversely affect the guarantor’s ability to perform under such guaranty.
(17) Insurance	30 Hudson Yards (Loan No. 1)

The Mortgage Loan documents permit condominium board insurance claims under $10 million related to respective units or limited common elements to be adjusted by the condominium board, and claims in excess of $10 million are required to be adjusted by an insurance trustee. Proceeds in excess of $10 million are required to be held by an insurance trustee which has a rating of not less than A2/P-1 by Moody’s.

The Mortgage Loan documents provide that the Mortgagor may rely upon required insurance coverage for common elements being obtained by the condominium association or all of the required insurance coverage being obtained by the sole tenant, Warner Media, subject to certain conditions in the Mortgage Loan documents, including that such insurance coverage meets the requirements in the Mortgage Loan documents.

C-3

Representation	Mortgage Loan	Description of Exception
(17) Insurance	Moffett Towers II Buildings 3 & 4 (Loan No. 7)	The Mortgage Loan documents require that, provided no event of default is continuing, if the lender has the right or option pursuant to the Mortgage Loan documents to apply the net proceeds to the payment of the related debt, but any controlling provision in the sole tenant’s lease requires application thereof to the restoration of the related Mortgaged Property or any portion thereof or use of such net proceeds in another manner, then the lender is required to disburse such net proceeds to the extent (and only to the extent) required to enable the Mortgagor to satisfy its obligations under such lease (or to enable the lender to satisfy its obligations under any subordination and non-disturbance (or similar) agreement relating to the lease). The sole tenant’s lease requires payment of certain insurance proceeds to the tenant without restoration under certain circumstances.
(17) Insurance	Post Ranch Inn (Loan No. 5)	For multi-layered policies (the “Policies”), (A) if four (4) or fewer insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the insurance companies, with no carrier below “BBB” with S&P and “Baa2” by Moody’s, to the extent Moody’s rates the insurance companies, or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the insurance companies, with no carrier below “BBB” with S&P and “Baa2” by Moody’s, to the extent Moody’s rates the insurance companies.
C-4

Representation	Mortgage Loan	Description of Exception
(17) Insurance	Wind Creek Leased Fee (Loan No. 15)

The Mortgage Loan documents provide that to the extent that there is a conflict between the provisions of the ground lease between the borrower and the sole tenant at the Mortgaged Property (or any successor ground lease approved by the lender), with respect to the participation of the lender and the borrower in (and the actual adjustment/settlement of) any casualty or condemnation proceedings, requirements relating to restoration or payment or application of net proceeds, the provisions of such ground lease shall control.

The ground lease provides that the proceeds of any casualty shall be provided to the tenant (or its leasehold mortgagee), to be applied to restoration, provided that if the restoration cost would reasonably be anticipated to be greater than the Casualty Threshold (as defined below) or the casualty occurs within five years of expiration of the applicable term of the ground lease, the tenant has the right to terminate the lease, in which case the lease requires that the casualty proceeds be distributed as follows: (i) the landlord shall receive an amount not to exceed $80,000,000; (ii) the tenant (or its leasehold mortgagee) shall receive an amount not to exceed $920,000,000, and (iii) any balance shall be distributed, pari passu, 8% to the landlord and 92% to the tenant.

“Casualty Threshold” means $15,000,000, subject to increase based on a consumer price index adjustment.

In the event that casualty proceeds are in excess of $50,000,000 and the tenant has elected to restore the improvements at the Mortgaged Property, the casualty proceeds are required to be paid to a depositary that is a leasehold mortgagee with respect to the leasehold interest of the sole tenant, or that is an “institutional lender” as defined in the ground lease.

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Representation	Mortgage Loan	Description of Exception
(18) Access; Utilities; Separate Tax Lots	Moffett Towers II Buildings 3 & 4 (Loan No. 7)

The Mortgaged Property is a portion of tax parcel 110-01-039. All documentation necessary to effectuate the creation of separate tax parcels constituting solely the Mortgaged Property has been submitted to and/or filed with the applicable governmental authority and the issuance of a separate tax ID number for such separate tax parcel is anticipated to occur in October 2019. The Mortgage Loan documents provide all taxes and governmental assessments due and owing in respect of the Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established or are insured against by the Title Insurance Policy, however the Mortgage Loan documents do not require the related borrower to escrow an amount sufficient to pay taxes not due and owing for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

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Representation	Mortgage Loan	Description of Exception
(18) Access; Utilities; Separate Tax Lots	CIRE Equity Retail & Industrial Portfolio (Loan No. 17)

The Homeland – Bartow, FL Mortgaged Property only has indirect access to a public road over railway tracks pursuant to a non-recorded license agreement dated as of June 16, 1982 with the owner of such railway tracks (the “Bartow License Agreement”). If at any time there is a lack of legal access to the Homeland – Bartow, FL Mortgaged Property (due to a termination of the Bartow License Agreement, to the extent no other legal access to the Mortgaged Property then exists, or otherwise) (any such event, a “Bartow Access Restriction Event”), the Mortgagors are required to prepay the Mortgage Loan in an amount equal to (a) the allocated loan amount with respect to the Homeland – Bartow, FL Mortgaged Property, plus (b) payment of any prepayment fee as defined in the Mortgage Loan documents on the principal being prepaid, plus (c) all interest which would have accrued on such allocated loan amount to be prepaid (the “Bartow Access Restriction Payment”). If the Mortgagors make the Bartow Access Restriction Payment, the Homeland – Bartow, FL Mortgaged Property will be released from the liens of the mortgages upon the Mortgagors’ satisfaction of conditions set forth in the Mortgage Loan documents. The Mortgagors’ failure to transfer the Homeland – Bartow, FL Mortgaged Property within 30 days after the earlier to occur of (a) the discovery of any Bartow Access Restriction Event and (b) the lender’s written request for such transfer and release, will be an immediate event of default under the Mortgage Loan documents.

(25) Local Law Compliance (26) Licenses and Permits	30 Hudson Yards (Loan No. 1)	The Mortgaged Property is operating under a temporary certificate of occupancy.
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Representation	Mortgage Loan	Description of Exception
(25) Local Law Compliance	CIRE Equity Retail & Industrial Portfolio (Loan No. 17)

The Homeland – Bartow, FL Mortgaged Property is legal non-conforming as to industrial manufacturing with outdoor storage use as industrial manufacturing with outdoor storage use (as opposed to just industrial manufacturing) is no longer permitted under the applicable current zoning code. If any structure containing a non-conforming use is significantly damaged or demolished, such structure may be restored to its prior nonconforming use, provided that a building permit is issued prior to 24 months from the date of such demolition or calamity. Once a building permit for reconstruction is issued, the terms of the standard building permit life apply. If the building permit is to lapse or otherwise be revoked after the 24-month period has expired, rights to replace the structure will be null and void.

(25) Local Law Compliance	Townhomes with a View (Loan No. 18)	The Mortgaged Property fails to comply with the Americans with Disabilities Act (“ADA”) due to an insufficient number of ADA-compliant parking spaces. Based on a conservative analysis, the property needs at least 31 ADA-compliant parking spaces. The property had four ADA-compliant parking spaces as of the Cut-off Date. The parking lot contains sufficient space to create the required number of parking spaces, and the Borrower covenanted to do so in the Mortgage Loan documents. The Borrower and Guarantor agreed to indemnify the Lender for any losses arising out of the failure to comply with ADA regulations.
(27) Recourse Obligations	30 Hudson Yards (Loan No. 1)	The Mortgage Loan documents do not provide for a guarantor.

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EXHIBIT D

FORM OF CERTIFICATE

German American Capital Corporation (“Seller”) hereby certifies as follows:

1.	All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of August 1, 2019 (the “Agreement”), between Citigroup Commercial Mortgage Securities Inc. and the Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).
2.	The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof, and no event has occurred which would constitute a default on the part of the Seller under the Agreement.
3.	Neither the Prospectus, dated August 5, 2019 (the “Prospectus”), relating to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B and Class C Certificates, nor the Offering Circular, dated August 5, 2019 (the “Offering Circular”), relating to the offering of the Class X-B, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R Certificates, in the case of the Prospectus, as of the date thereof or as of the date hereof, or the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Seller Information (as such term is defined in the Indemnification Agreement) or omitted or omits to state therein a material fact relating to the Seller Information required to be stated therein or necessary in order to make the statements therein relating to the Seller Information, in the light of the circumstances under which they were made, not misleading.

For the purposes of the foregoing certifications, with respect to any description contained in the Prospectus and the Offering Circular of the terms or provisions of, or servicing arrangements under, any Outside Servicing Agreement, to the extent that such description refers to any terms or provisions of, or servicing arrangements under, the Pooling and Servicing Agreement, the Seller has assumed that the description of such terms or provisions of, or servicing arrangements under, the Pooling and Servicing Agreement contained in the Prospectus and the Offering Circular (i) does not include an untrue statement of a material fact and (ii) does not omit to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

D-1

Capitalized terms used herein without definition have the meanings given them in the Agreement or, if not defined therein, in the Indemnification Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

D-2

Certified this 20th day of August 2019.

german american capital corporation

By:
Name: Title

By:
Name: Title

D-3

EXHIBIT E

OUTSIDE SERVICED MORTGAGE LOAN PROVISIONS

i.	Pursuant to the related Co-Lender Agreement or Outside Servicing Agreement, payments due to the Trust in respect of the related Mortgage Loan are required to be remitted on or prior to the Business Day following the Determination Date;
ii.	Pursuant to the related Outside Servicing Agreement, customary CREFC® reports related to the Mortgage Loan and the Mortgaged Properties are required to be delivered to the Trust or made available through the related Outside Servicer’s or related Outside Certificate Administrator’s website in order to permit the Master Servicer, Special Servicer and Certificate Administrator or Trustee to timely comply with their respective reporting obligations under the Pooling and Servicing Agreement;
iii.	Pursuant to the related Outside Servicing Agreement, each party to the Outside Servicing Agreement is required to deliver (and to cause any party engaged by such party to the Outside Servicing Agreement to deliver (or to use commercially reasonable efforts to cause such engaged party to deliver if such engaged party constitutes a “Mortgage Loan Seller Sub-servicer” or a term substantially similar thereto under the Outside Servicing Agreement)) (x) all materials and notices required in order for the holder of the Outside Serviced Mortgage Loan and the Depositor to timely comply with (1) its obligations under the Exchange Act (including any required 10-D, 8-K and 10-K reporting), and (2) any applicable comment letter from the Securities and Exchange Commission or its obligations with respect to a deficient Exchange Act deliverable, and (y) with respect to any Sarbanes-Oxley Certification, the applicable certification to each Certifying Person;
iv.	Pursuant to the related Outside Servicing Agreement, customary industry standard indemnification provisions exist for the failure of the applicable parties to timely deliver (or cause to be timely delivered) the materials and notices required pursuant to clause (iii) above;
v.	In connection with (x) any amendment to the Outside Servicing Agreement, a party to such Outside Servicing Agreement is required to provide a copy of (or to provide written notice of and make available) the executed amendment to the Depositor and the Certificate Administrator (which may be by email), in order for the holder of the Outside Serviced Mortgage Loan and the Depositor to timely comply with its obligations under the Exchange Act, and (y) the termination, resignation and/or replacement of any Outside Servicer or Outside Special Servicer, the replacement Outside Servicer or Outside Special Servicer, as applicable, is required to provide all disclosure about itself that is required to be included in Form 8-K no later than the date of effectiveness thereof;
vi.	The holder of an Outside Serviced Mortgage Loan is an intended third-party beneficiary of the rights under the Outside Servicing Agreement to the extent such rights affect the related Outside Serviced Mortgage Loan or the holder thereof;
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vii.	The Outside Servicing Agreement provides that it shall not be amended in any manner that materially and adversely (or words of similar import) affects the holder of the Outside Serviced Mortgage Loan without the consent of such party;
viii.	Servicer Termination Events (or any analogous term under the Outside Servicing Agreement) include customary market termination events with respect to failure to make advances, failure to remit payments to the holder of the Outside Serviced Mortgage Loan as required, failure to deliver (or cause to be delivered) materials or notices required in order for the holder of the Outside Serviced Mortgage Loan and the Depositor to timely comply with its obligations under the Exchange Act, and Rating Agency triggers with respect to the Certificates, subject to customary grace periods (provided, in the case of failures related to the Exchange Act, such grace periods do not materially and adversely affect the Depositor or will not cause the Depositor to fail to comply with the applicable provisions of the Exchange Act); and
ix.	If the Outside Serviced Mortgage Loan becomes the subject of an Asset Review, the applicable parties to the Outside Servicing Agreement are required to reasonably cooperate with the Asset Representations Reviewer in connection with such Asset Review (or a substantially similar provision), including with respect to providing access to related underlying documents, to the extent the Asset Representations Reviewer has not obtained such documents from the Seller and such documents are in the possession of the applicable party to the Outside Servicing Agreement.
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EXHIBIT F

FORM OF DILIGENCE FILE CERTIFICATION
(CGCMT 2019-GC41)

Reference is hereby made to that certain Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), relating to the issuance of the Citigroup Commercial Mortgage Trust 2019-GC41, Commercial Mortgage Pass-Through Certificates, Series 2019-GC41 (the “Series 2019-GC41 Certificates”) and that certain Mortgage Loan Purchase Agreement, dated as of August 1, 2019 (the “Mortgage Loan Purchase Agreement”), between the undersigned (the “Seller”) and Citigroup Commercial Mortgage Securities Inc. (the “Depositor”), pursuant to which the Seller sold certain Mortgage Loans to the Depositor in connection with the issuance of the Series 2019-GC41 Certificates. In accordance with Section 5(h) of the Mortgage Loan Purchase Agreement, the Seller hereby certifies to the Depositor (with a copy to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian, the Controlling Class Representative, the Asset Representations Reviewer, and the Operating Advisor), as follows:

1.	The Seller has delivered an electronic copy of the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan to the Depositor by uploading such Diligence File to the Designated Site (as defined in the Pooling and Servicing Agreement); and
2.	Each Diligence File uploaded to the Designated Site contains all documents required under the definition of “Diligence File” and each such Diligence File is organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the ___ day of [______], 2019.

[Insert Company Name]

By:
Name: Title

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EXHIBIT G

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY:

Rialto Capital Advisors, LLC

AND WHEN RECORDED MAIL TO:

Rialto Capital Advisors, LLC
790 NW 107th Avenue, 4th Floor
Miami, Florida 33172
Attention: Liat Heller, Jeff Krasnoff
Facsmile Number: (305) 229-6425
Email: liat.heller@rialtocapital.com, jeff.krasnoff@rialtocapital.com

POWER OF ATTORNEY
(German American Capital Corporation)

KNOW ALL MEN BY THESE PRESENTS, that German American Capital Corporation, as seller under that certain Mortgage Loan Purchase Agreement dated and effective as of August 1, 2019 (the “Mortgage Loan Purchase Agreement”), does hereby appoint Rialto Capital Advisors, LLC (in its capacity as special servicer (the “Special Servicer”), under the Pooling and Servicing Agreement dated as of August 1, 2019, between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Citibank, N.A., as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer) as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the Special Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan (as defined in the Mortgage Loan Purchase Agreement and other than any Mortgage Loan that is an Outside Serviced Mortgage Loan within the meaning of the Pooling and Servicing Agreement) which has not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto the Special Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the Special Servicer shall lawfully do or cause to

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be done by virtue hereof; provided that, if not earlier terminated, this power of attorney shall terminate on the Rated Final Distribution Date (as defined in the Pooling and Servicing Agreement).

G-2

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the 20th day of August 2019.

german american capital corporation

By:
Name: Title

By:
Name: Title

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State of ____}

County of ____}

On _______________________, before me, ______________________________Notary Public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ____ that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Notary Public

[SEAL]

My commission expires:

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